Asset Size $9.7 billion As of 12/31/24 Market Cap $1.5 billion As of 12/31/24 2024 Performance: 2024 Highlights “I’m incredibly proud of our results and all that we achieved in 2024. Our performance was driven through meaningful progress on our key business drivers, including consistent growth in our customer deposit franchise and ongoing improvement in asset quality.” – Chris McComish, Chief Executive Officer Financial Services Industry Top Workplaces 2024 S&T Bank was recognized as a top workplace in the United States, issued by Energage. This award is based solely on employee feedback. Forbes America’s Best Midsize Employers S&T was honored as one of America’s Best Midsize Employers by Forbes and Statista in 2023 and 2024. This annual ranking is based on a survey of more that 170,000 U.S.-based workers at American companies that were asked to rate their employer. Forbes America’s Best Banks S&T was named on the Forbes 2024 America’s Best Banks list. This annual ranking is based on metrics measuring growth, credit quality and profitability, as well as stock performance. Recognition: Earnings Per Share $3.41 million Net Income $131.3 1.37% IN 2024 9.86% IN 2024 3.56% AS OF 12/31/24 DIVIDEND YIELD